                                                                     EXHIBIT 2.7

                               TRANSFER AGREEMENT
                                (SHARE EXCHANGE)
                          (CORPORATION-STOCK-POOLING)

     THIS TRANSFER AGREEMENT (this "Agreement") is entered into as of May 22, 1997 by and among PREMIERE TECHNOLOGIES, INC. ("Premiere"), a corporation organized and existing under the laws of Georgia, VOICE SYSTEMS OF GREATER DAYTON, INC. (the "Company"), a corporation organized and existing under the laws of Ohio (the "Company Jurisdiction"), and the party or parties listed on the signature pages hereto as the owners of the Company (whether one or more, referred to as the "Owners").

                                   BACKGROUND

     This Agreement provides for the acquisition of the Company by Premiere pursuant to a share exchange in which Premiere will issue shares of its Common Stock for the stock of the Company held by the Owners (the "Share Exchange"). The respective Boards of Directors of Premiere and the Company have approved the terms and conditions set forth in this Agreement. This Agreement provides for all of the Owners' equity interests in the Company to be exchanged for the consideration described below in the Share Exchange.

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Uniform Terms and Conditions attached hereto as EXHIBIT A (the "Uniform Terms") are hereby made a part of and incorporated herein as if fully restated herein. Capitalized terms used and not defined herein shall have the meanings provided in the Uniform Terms. The Transfer Agreement shall control in the event of any conflict with any provision of the Uniform Terms.

     2. The consideration for the Share Exchange will be determined in accordance with the following provisions of the Uniform Terms: Article 10, entitled "Share Exchange," and Section 11.2, entitled "Share Exchange (Stock Consideration)." The following provisions of the Uniform Terms shall not apply:
Section 10.3, entitled "Share Exchange (Cash Consideration)," Article 11, entitled "Forward Triangular Merger," and Article 12, entitled "Reverse Triangular Merger."

     3. It is the intention of the parties hereto that the business combination to be effected by the Share Exchange be accounted for as a pooling of interests.

     4. It is the intention of the parties hereto that the form of the transactions with respect to the Share Exchange and the Company and Premiere shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code for federal income tax purposes.

     5.   "Deductible Amount" shall mean $5,000.

     6.   "Multiple" shall mean 6.

     7.   "Reference Number" shall mean $106,430.

     8. Elinor C. Ziv shall serve as the Owner's Representative under the terms of Section 8.2. of the Uniform Terms.

     9.   EXHIBIT 5.10. (Additional Deliveries)

     [none]

     10.  EXHIBIT 6.1.2. (Additional Indemnification Matters)

     [none]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                              PREMIERE:

                              PREMIERE TECHNOLOGIES, INC.


                              /s/ Patrick G. Jones
                              --------------------------------------------
                              By: Patrick G. Jones
                              Its:  Senior Vice President-Finance and Legal

                              COMPANY:

                              VOICE SYSTEMS OF GREATER DAYTON, INC.


                              /s/ Elinor C. Ziv
                              --------------------------------------------
                              By:  Elinor C. Ziv
                              Its:  President

                              OWNER:


                              /s/ Elinor C. Ziv
                              --------------------------------------------
                              Elinor C. Ziv
                              2606 Fair Oaks Lane
                              Cincinnati, Ohio 45237
                              Telecopy:  (513) 679-4909
                              Telephone:  (513) 679-4900

                               TRANSFER AGREEMENT
                          (FORWARD TRIANGULAR MERGER)
                             (CORPORATION-POOLING)


     THIS TRANSFER AGREEMENT (this "Agreement") is entered into as of May 22, 1997 by and among PREMIERE TECHNOLOGIES, INC. ("Premiere"), a corporation organized and existing under the laws of Georgia, PREMIERE ACQUISITION CORPORATION , a corporation organized under the laws of Georgia ("Merger Corp"), L'HARBOT, INC. (the "Company"), a corporation organized and existing under the laws of Ohio (the "Company Jurisdiction"), and the party or parties listed on the signature pages hereto as the owners of the Company (whether one or more, referred to as the "Owners").

                                   BACKGROUND

     This Agreement provides for the acquisition of the Company by Premiere pursuant to a forward triangular merger in which Premiere will issue shares of its Common Stock as the consideration for a merger of the Company with and into Merger Corp (the "Merger"). The respective Boards of Directors of Premiere and the Company have approved the terms and conditions set forth in this Agreement. This Agreement provides for all of the Owners' equity interests in the Company to be exchanged for the consideration described below in the Merger.

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Uniform Terms and Conditions attached hereto as EXHIBIT A (the "Uniform Terms") are hereby made a part of and incorporated herein as if fully restated herein. Capitalized terms used and not defined herein shall have the meanings provided in the Uniform Terms. The Transfer Agreement shall control in the event of any conflict with any provision of the Uniform Terms.

     2. The consideration for the Merger for all shareholders who own 3 or more shares of Common Stock of will be determined in accordance with the following provisions of the Uniform Terms: Article 11, entitled "Forward Triangular Merger," and, as to such shareholders, Section 11.2, entitled "Forward Triangular Merger (Stock Consideration)." The following provisions of the Uniform Terms shall not apply as to such shareholders: Section 11.3, entitled "Forward Triangular Merger (Cash Consideration)," Article 10, entitled "Share Exchange," and Article 12, entitled "Reverse Triangular Merger."

     3. The consideration for the Merger for all shareholders who own 2 or fewer shares of Common Stock of will be determined in accordance with the following provisions of the Uniform Terms: Article 11, entitled "Forward Triangular Merger," and, as to such shareholders, Section 11.3, entitled "Forward Triangular Merger (Cash Consideration)." The following provisions of the Uniform Terms shall not apply as to such shareholders: Section 11.2, entitled "Forward Triangular Merger (Stock Consideration)," Article 10, entitled "Share Exchange," and Article 12, entitled "Reverse Triangular Merger."

     4. It is the intention of the parties hereto that the business combination to be effected by the Merger be accounted for as a pooling of interests.

     5. It is the intention of the parties hereto that the form of the transactions with respect to the Merger and the Company and Premiere shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code for federal income tax purposes.

     6.  "Deductible Amount" shall mean $5,000.

     7.  "Multiple" shall mean 6.

     8.  "Reference Number" shall mean $224,019.

     9. Elinor C. Ziv shall serve as the Owner's Representative under the terms of Section 8.2 of the Uniform Terms.

     10. The parties acknowledge and agree that that certain account payable owed by the Company to VTE in an amount of approximately $900, which by its terms was not payable in 30 days, shall not be considered an account payable over thirty days old for purposes of determining the consideration issuable in the Merger.

     11. The parties acknowledge and agree that if either Elinor C. Ziv or Robert N. Ziv ceases to be an employee of the Company, Premiere or an affiliate of Premiere following the Closing, then such person shall have the right to purchase the laptop computer then being used by such person in the course of his or her employment for an amount equal to the fair market value thereof. In the event of such a purchase, the purchaser shall provide to the Company or Premiere copies of all Company- or Premiere-related data, files and other information stored in any manner on such computer and, following the delivery of such copies, shall delete all such Company- or Premiere-related information from such computer's memory and hard drive.

     12. EXHIBIT 5.10. (Additional Deliveries)

     [none]

     13. EXHIBIT 6.1.2. (Additional Indemnification Matters)

     [none]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                              PREMIERE:

                              PREMIERE TECHNOLOGIES, INC.

                              /s/ Patrick G. Jones
                              --------------------------------------------
                              By: Patrick G. Jones
                              Its:  Senior Vice President-Finance and Legal


                              MERGER CORP

                              PREMIERE ACQUISITION CORPORATION

                              /s/ Patrick G. Jones
                              --------------------------------------------
                              By: Patrick G. Jones
                              Its:  Senior Vice President-Finance and Legal

                              COMPANY:

                              L'HARBOT, INC.

                              /s/ Elinor C. Ziv
                              --------------------------------------------
                              By:  Elinor C. Ziv
                              Its:  President

                              OWNER:


                              /s/ Elinor C. Ziv
                              --------------------------------------------
                              Elinor C. Ziv
                              2606 Fair Oaks Lane
                              Cincinnati, Ohio 45237

                              /s/ William S. Ziv
                              --------------------------------------------
                              William S. Ziv
                              2606 Fair Oaks Lane
                              Cincinnati, Ohio 45237

                              /s/ Andrea Z. Lavine
                              --------------------------------------------
                              Andrea Z. Lavine
                              2606 Fair Oaks Lane
                              Cincinnati, Ohio 45237

                              /s/ Edward A. Ziv
                              --------------------------------------------
                              Edward A. Ziv
                              2606 Fair Oaks Lane
                              Cincinnati, Ohio 45237

                              /s/ Robert N. Ziv
                              --------------------------------------------
                              Robert N. Ziv
                              2606 Fair Oaks Lane
                              Cincinnati, Ohio 45237

                              /s/ Francine Z. Behrman
                              --------------------------------------------
                              Francine Z. Behrman
                              2606 Fair Oaks Lane
                              Cincinnati, Ohio 45237


                                       3